Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Prolor Biotech Inc.

Gentlemen:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Prolor Biotech Inc. (the “Company”) of our reports dated March 12, 2013 relating to the consolidated financial statements and to internal controls of the Company and its subsidiaries which appear in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2013.

/s/ Yarel + Partners

Yarel + Partners

Certified Public Accountants

Tel Aviv, Israel

June 10, 2013